Exhibit 15.1

Somekh Chaikin

KPMG Millennium Tower

17 Ha’arba’a Street, PO Box 609

Tel Aviv 61006, Israel

+972 3 684 8000

Consent of Independent Registered Public Accounting Firm

The Board of Directors Cellcom Israel Ltd:

We consent to the incorporation by reference in the registration statements (No. 333-141639, No. 333-184955 and 333-206338) on Form S-8 of Cellcom Israel Ltd. (“the Company”) of our report dated March 14, 2017, with respect to the consolidated statements of financial position of the Company as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which report appears in the December 31, 2016 annual report on Form 20-F of the Company.

/s/ Somekh Chaikin

Certified Public Accountants (Israel)
Member Firm of KPMG International

Tel Aviv, Israel

March 20, 2017